INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 20, 1997, included in this Annual Report on Form 11-K of NBD Bancorp, Inc. Employees' Savings and Investment Plan for the year ended December 31, 1996, in the following Registration Statements:

             REGISTRATION
  FORM       STATEMENT NO.                      DESCRIPTION
  ----       -------------         ----------------------------------------
   S-8        33-21036              NBD Bancorp, Inc. Performance Incentive
                                    Plan

   S-8        33-17494              NBD Bancorp, Inc. Employees' Savings and
              (Post Effective       Investment Plan (Investment Plus)
              Amendment No. 1)

   S-8        33-48773              FNW Stock Incentive Plan

   S-8        33-46906              NBD Indiana, Inc. Employee Stock Option
              (Post Effective       Plan
              Amendment No. 1 to
              Form S-4)

   S-8        33-50300              NBD Indiana, Inc. Incentive Stock Option
              (Post Effective       Plan
              Amendment No. 1 to
              Form S-4)

   S-8        33-53928              NBD Indiana, Inc. 1990 Stock Incentive
                                    Plan

   S-3        33-60788              NBD Bancorp, Inc. 7 1/2% Preferred
                                    Purchase Units Due 2023

   S-8        33-62713              First Chicago 1983 Stock Option Plan,
              (Post Effective       First Chicago Stock Incentive Plan, Lake
              Amendment No. 1       Shore Bancorp, Inc. Stock Incentive Plan,
              on Form S-8)          First Chicago Employee Stock Purchase and
                                    Savings Plan, First Chicago Savings
                                    Incentive Plan.

   S-3        33-64755              First Chicago NBD Corporation Dividend
                                    Reinvestment and Stock Purchase Plan

   S-3        33-65431              First Chicago NBD Corporation Debt
                                    Securities and Warrants

   S-8        333-16369             First Chicago NBD Corporation Savings and
                                    Investment Plan

   S-8        333-05349             First Chicago NBD Corporation Employee
                                    Stock Purchase and Savings Plan

   S-8        333-05375             First Chicago NBD Corporation Director
                                    Stock Plan

   S-8        333-05347             First Chicago NBD Corporation Stock
                                    Performance Plan

   S-8        333-03175             Barrington Bancorp 1993 Stock Option and
                                    Incentive Plan


/s/ Arthur Andersen LLP
Detroit, Michigan
June 27, 1997